                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

BAY VIEW CAPITAL CORPORATION                      BAY VIEW CAPITAL I
--------------------------------                  -----------------------
(Exact name of registrant as                     (Exact name of registrant
 specified in its charter)                       as specified in its charter)

DELAWARE                94-3078031          DELAWARE            APPLIED FOR
--------                -----------       ------------         -------------
(State or other     (I.R.S. Employer      (State or other     (I.R.S. Employer
jurisdiction of    Identification No.)    jurisdiction of   Identification No.)
incorporation or                          incorporation or
organization)                             organization)

1840 GATEWAY DRIVE                            1840 GATEWAY DRIVE
SAN MATEO, CALIFORNIA 94404                   SAN MATEO, CALIFORNIA 94404
 (650) 573-7300                               (650) 573-7300
-----------------------------                 ------------------------------
(Address, including ZIP Code,                 (Address, including ZIP Code,
 and telephone number, including              and telephone number, including
area code, of (registrant's                   area code, of (registrant's
principal executive offices)                  principal executive offices)

    Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered
         -------------------                ------------------------------

         9.76% Cumulative                   New York Stock Exchange
         Capital Securities of
         Bay View Capital I,
         and the  guarantee of
         Bay View Capital
         Corporation with
         respect thereto

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

    Securities to be registered pursuant to Section 12(g) of the Act:

         NONE

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information required by this item is set forth under the captions "Description of the Capital Securities" "Description of the Guarantee" and "Description of the Debentures" in the prospectus supplement filed by the Registrants with the Securities and Exchange Commission (the "Commission") on December 16, 1998 pursuant to Rule 424(b)under the Securities Act of 1933, as amended, which information is incorporated herein by reference.

Item 2.  EXHIBITS


1. Certificate of Trust of Bay View Capital I (incorporated herein by reference to Exhibit 4(j) to the Registrants' Registration Statement on Form S-3 filed with the Commission on September 30, 1998 (File No. 333-64877)).

2.   Trust Agreement of Bay View Capital I (incorporated  herein by reference to
     Exhibit 4(l) to the Registrants' Registration Statement on Form S-3 filed with the Commission on September 30, 1998 (File No. 333-64877)).

3. Amended and Restated Declaration of Trust of Bay View Capital I (incorporated herein by reference to Exhibit 4.1 to the Registrants' Current Report on Form 8-K filed with the Commission on December 22, 1998 (File Nos. 0- 17901 and 0-17901-01)).

4. Guarantee Agreement with respect to the Capital Securities (incorporated herein by reference to Exhibit 4.2 to the Registrants' Current Report on Form 8-K filed with the Commission on December 22, 1998 (File Nos. 0- 17901 and 0-17901-01)).

5. Indenture with respect to Bay View Capital Corporation's 9.76% Junior Subordinated Deferrable Interest Debentures due December 31, 2028 (the "Debentures") (incorporated herein by reference to Exhibit 4.3 to the Registrants' Current Report on Form 8-K filed with the Commission on December 22, 1998 (File Nos. 0-17901 and 0-17901-01)).

6. First Supplemental Indenture with respect to the Debentures (incorporated herein by reference to Exhibit 4.4 to the Registrants' Current Report on Form 8-K filed with the Commission on December 22, 1998 (File Nos. 0- 17901 and 0-1901-01)).

                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  BAY VIEW CAPITAL CORPORATION



DATE: March 8, 1999               By: /s/ Robert J. Flax
                                      --------------------------
                                      Robert J. Flax
                                      Executive Vice President,
                                       General Counsel and
                                       Secretary


                               BAY VIEW CAPITAL I




                                  By: /s/ Robert J. Flax
                                      ---------------------------
                                      Robert J. Flax
                                      Regular Trustee